Exhibit 4.6
KENNEDY-WILSON, INC.,

as Issuer

KW CYPRESS, LLC,

KW TACOMA CONDOS, LLC

KW DESERT RAMROD SPONSOR, LLC

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

SUPPLEMENTAL INDENTURE NO. 11
Dated as of November 11, 2014

to

INDENTURE

Dated as of November 28, 2012

7.75% SENIOR NOTES DUE 2042

SUPPLEMENTAL INDENTURE NO. 11 (the “Supplemental Indenture”), dated as of November 11, 2014, among Kennedy-Wilson, Inc., as issuer (the “Issuer”), the Subsidiary Guarantors party hereto (each, a “New Guarantor” and, collectively, the “New Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”).
WITNESSETH THAT:
WHEREAS, the Issuer and the Trustee have executed and delivered a base indenture, dated as of November 28, 2012 (as amended, supplemented or otherwise modified from time to time, and, together with the First Supplemental Indenture (as defined below), the “Indenture”) to provide for the future issuance of the Issuer’s debt securities to be issued from time to time in one or more series;
WHEREAS, the Issuer, the Guarantors party thereto and the Trustee entered into that certain Supplemental Indenture No. 1, dated as of November 28, 2012 (the “First Supplemental Indenture”), relating to the Issuer’s 7.75% Senior Notes due 2042 (the “Notes”);
WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause certain of its domestic Restricted Subsidiaries to provide Guaranties after the Issue Date (as defined in the Indenture); and
WHEREAS, the Issuer desires, and this Supplemental Indenture is being executed and delivered pursuant to Sections 4.09 and 9.01(iv) of the First Supplemental Indenture, to cause the New Guarantors to provide Guarantees and become Subsidiary Guarantors;
NOW, THEREFORE:
Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined herein) of the Notes.
Section 1.    Capitalized terms used herein without definition shall have the respective definitions ascribed to them in the Indenture.
Section 2.    Each New Guarantor, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article X of the First Supplemental Indenture.
Section 3.    Notwithstanding anything herein to the contrary, this Supplemental Indenture shall be subject, without limitation, to the last paragraph of Section 10.09 of the First Supplemental Indenture with the same force and effect as if such paragraph were reproduced herein.
Section 4.    THIS SUPPLEMENTAL INDENTURE AND THE GUARANTEES OF THE NEW GUARANTORS, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR SUCH GUARANTEES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW).

Section 5.    This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.
Section 6.    No past, present or future director, officer, employee, incorporator, member or stockholder or control person of the Issuer, the Parent or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Issuer, the Parent or any Subsidiary Guarantor under the Notes, any Guaranty, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note or any Guaranty waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes or any Guaranty.
Section 7.    This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and all subsequent supplements thereto, including this Supplemental Indenture, shall be read together.
[Remainder of this Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

KENNEDY-WILSON, INC.

By:	/s/ In Ku Lee Name: In Ku Lee

Title:	Vice President

KW CYPRESS, LLC

By:	/s/ In Ku Lee Name: In Ku Lee
Title:    Vice President

KW TACOMA CONDOS, LLC

By:	/s/ In Ku Lee Name: In Ku Lee
Title:    Vice President

KW DESERT RAMROD SPONSOR, LLC

By:	/s/ In Ku Lee Name: In Ku Lee
Title:    Vice President

[Signature page to Supplemental Indenture No. 11]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Schweiger Name: Jane Schweiger
Title:    Vice President

[Signature page to Supplemental Indenture No. 11]